UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2017

NEW YORK COMMUNITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31565	06-1377322
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

615 Merrick Avenue, Westbury, New York 11590
 (Address of principal executive offices)

(516) 683-4100
(Registrant's telephone number, including area code)

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⃞

CURRENT REPORT ON FORM 8-K

Item 7.01	Regulation FD Disclosure

On June 27, 2017, New York Community Bancorp, Inc. (the “Company”) announced the strategic sale of its mortgage banking business (including its origination and servicing platforms and its mortgage servicing rights portfolio) to Freedom Mortgage Corporation. Additionally, it announced the receipt of regulatory approval from the FDIC to sell the assets covered under its Loss Share Agreements and that it had entered into an agreement to sell the majority of its one-to-four family residential assets, including those covered under the Loss Share Agreements to an affiliate of Cerberus Capital Management, L.P. The two transactions are expected to close during the third quarter of 2017, subject to certain closing conditions, and, on a combined basis, result in a gain on sale of approximately $90.0 million on a pre-tax basis. The news release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Attached as Exhibit 99.1 is the news release issued by the Company on June 27, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 27, 2017	NEW YORK COMMUNITY BANCORP, INC.

/s/ Salvatore J. DiMartino
Salvatore J. DiMartino
First Senior Vice President
Director, Investor Relations and Strategic Planning

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	News release issued by the Company on June 27, 2017.